Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Davis

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Fourth Quarter 2023 and Full Year 2023 Financial Results

January 29, 2024 – HARRISBURG, PA -- LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported financial results for the fourth quarter and year ended December 31, 2023 that were significantly impacted by one-time costs related to the merger with Partners Bancorp (“Partners”) that was successfully completed on November 30, 2023 (the “Merger”). For the quarter ended December 31, 2023, the Company recognized a net loss of $13.2 million, or $0.57 per diluted share, and for the year ended December 31, 2023, the Company recognized a net loss of $12.2 million, or $0.68 per diluted share.

Fourth quarter 2023 results include the impact of the Partners Merger and include $19.2 million pre-tax ($15.2 million after tax) of primarily merger-related expenses and initial non-purchase credit deteriorated (non-PCD) provision. Excluding these expenses, earnings for the fourth quarter 2023 would have been $2.0 million1, or $0.091 per diluted share. Similarly, results for the year ended December 31, 2023 include $20.9 million pre-tax ($16.5 million after tax) of primarily merger related expenses and initial non-purchase credit deteriorated (non-PCD) provision. Excluding these and other non-recurring expenses, earnings for the year ended December 31, 2023 would have been $6.2 million1, or $0.351 per diluted share.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Reported results prior to the fourth quarter of 2023 reflect legacy LINKBANCORP results only.

Fourth Quarter 2023 Highlights

•
The Company successfully completed a transformational merger of equals with Partners Bancorp, the parent company of The Bank of Delmarva and Virginia Partners Bank, which closed on November 30, 2023. Both The Bank of Delmarva and Virginia Partners Bank were merged into LINKBANK. The conversion to LINKBANK’s core operating system was successfully completed on December 4, 2023.
•
Total assets increased to $2.66 billion at December 31, 2023, compared to $1.26 billion at September 30, 2023 and $1.16 billion at December 31, 2022.
•
Total deposits increased to $2.30 billion at December 31, 2023 from $1.04 billion at September 30, 2023 and $946.8 million at December 31, 2022.
•
Total loans increased to $2.24 billion at December 31, 2023 compared to $978.9 million at September 30, 2023 and $927.9 million at December 31, 2022.
•
Net interest margin expanded from 2.89% for the third quarter of 2023 to 3.55% for the fourth quarter of 2023.

The fourth quarter results do not represent a full quarter of comparable combined earnings given the Merger with Partners was completed on November 30, 2023.

"2023 was a transformational year for LINKBANCORP. Our merger with Partners Bancorp established a premier Mid-Atlantic community banking franchise committed to positively impacting communities across the markets we serve,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. "We believe our increased scale and presence in growing and diverse markets will drive profitable growth and shareholder value. Promptly after the closing of the merger, we successfully converted legacy Bank of Delmarva and Virginia Partners Bank accounts to LINKBANK’s core system. Additionally, we have right-sized our pro forma organizational structure and commenced various cost-saving initiatives that we expect will ensure we achieve the projected benefits of the merger. While merger-related expenses and accounting adjustments negatively impacted fourth quarter and 2023 earnings, we are pleased with our core operating results. We are very grateful to each of our employees who have performed at a high level during this period, providing exceptional service to clients and their colleagues as together we navigated these critical transitions.”

Merger with Partners Bancorp

Partners Bancorp merged with and into LINKBANCORP and The Bank of Delmarva and Virginia Partners Bank each merged with and into LINKBANK, effective November 30, 2023. The acquisition method of accounting was used to account for the transaction with the Company as the acquirer. The Company recorded the assets and liabilities of Partners at their respective fair values as of November 30, 2023. The transaction was valued at approximately $135.8 million and expanded LINKBANK’s footprint into Maryland, Delaware, Virginia and New Jersey.

As a result of the Merger, the Company added $1.50 billion in assets, $123.4 million in investment securities, $1.24 billion in loans, $1.30 billion in deposits, $54.7 million in FHLB advances and $21.1 million in subordinated debt. The excess of the merger consideration over the fair value of net Partners assets acquired resulted in goodwill of $21.0 million. Subsequent to the Merger but prior to year-end, the Company sold a substantial portion of the acquired available-for-sale securities portfolio for net proceeds of $87.4 million and used approximately $54.7 million of the proceeds to reduce FHLB borrowings assumed in the Merger. The Merger resulted in dilution in the Company’s tangible book value per share which was $4.901at December 31, 2023 compared to $6.441 at September 30, 2023. The principal cause of the dilution was net fair value discount adjustments of approximately $64.5 million to the acquired loan portfolio due to increasing interest rates in the last 12-24 months. The loan fair value adjustments will accrete back through income as the loans mature, which management anticipates will lead to earnings per share and capital accretion in future periods.

The Company's tangible common equity ratio at December 31, 2023 was 7.09%1. The Bank's Tier 1 and Total Risk-Based Capital Ratios at December 31, 2023 were 10.05% and 10.75%, respectively.

The Company incurred expenses of $19.2 million and $20.9 million for the three and twelve months ended December 31, 2023, respectively, related to Merger costs and an increased allowance for credit losses related to the acquisition of Partners loans.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

The Company's financial results for any periods ended prior to November 30, 2023 reflect LINKBANCORP results only on a standalone basis. As a result of this factor and the Merger-related expenses incurred, the Company's financial results for the fourth quarter of 2023 may not be directly comparable to prior reported periods.

Income Statement

Net interest income before the provision for credit losses for the fourth quarter of 2023 increased to $14.3 million compared to $8.4 million in the third quarter of 2023. Net interest margin was 3.55% for the fourth quarter of 2023 compared to 2.89% for the third quarter of 2023. The average yield on interest-earning assets increased by 61 basis points over the prior quarter, due to an increase in the average yield on loans of 70 basis points to 6.03%. Also contributing to expansion of net interest margin during the fourth quarter was a seven basis points decrease in the cost of funds to 2.28%. The increase in net interest income was primarily a result of the legacy Partners portfolio, which maintained a lower cost of deposits, coupled with the higher average yield on interest earning assets across the portfolio and the impact of purchase accounting accretion. In addition, proceeds from the sale of a substantial portion of the available-for-sale securities acquired in the Merger were used to pay off FHLB borrowings assumed in the Merger, contributing to further margin expansion.

Noninterest income increased quarter over quarter to $1.3 million for the fourth quarter of 2023 compared to $880 thousand for the third quarter of 2023. This increase was primarily related to a $187 thousand increase in service charges on deposit accounts related to the increased size of the customer base in connection with the Merger.

Noninterest expense for the fourth quarter of 2023 increased to $22.3 million compared to $8.0 million for the third quarter of 2023.Excluding one-time charges related to the Merger of $9.5 million in the fourth quarter of 2023 and $777 thousand in the third quarter of 2023, noninterest expense increased by $5.6 million to $12.8 million in the fourth quarter from $8.8 million in the third quarter. This increase was primarily due to the increased headcount and infrastructure resulting from the Merger, including additional branches, amortization of intangible assets, processing fees, and an increased incentive compensation accrual.

Balance Sheet

Total assets were $2.66 billion at December 31, 2023 compared to $1.26 billion at September 30, 2023 and $1.16 billion at December 31, 2022. Deposits and net loans as of December 31, 2023 totaled $2.30 billion and $2.22 billion, respectively, compared to deposits and net loans of $1.04 billion and $968.9 million, respectively, at September 30, 2023 and $946.8 million and $923.2 million, respectively, at December 31, 2022.

Total loans increased $1.26 billion during the fourth quarter of 2023 to $2.24 billion at December 31, 2023 and included $1.24 billion of loans acquired through the Merger. Excluding the newly acquired loans, loans increased $18.3 million or 7.38% annualized led by originated commercial loan growth, with the average commercial loan commitment originated during the fourth quarter of 2023 totaling approximately $628 thousand.

Year-over-year, loans increased $1.31 billion and included $1.24 billion of loans acquired through the Merger. Excluding the newly acquired loans, loans increased $69.3 million, or 7.5% during 2023.

Cash and cash equivalents increased to $77.7 million at December 31, 2023 compared to $68.0 million at September 30, 2023, while increasing $47.7 million compared to the $30.0 million balance at December 31, 2022.

Deposits at December 31, 2023 totaled $2.30 billion, an increase of $1.26 billion compared to $1.04 billion at September 30, 2023. The Merger added $1.30 billion of total deposits, including $969.5 million of transaction deposits (defined as total deposits less time deposits) and $330.3 million of time deposits on November 30, 2023. Noninterest bearing deposits totaled $656.0 million at December 31, 2023, representing 28.5% of total deposits, compared to $210.4 million, representing 20.2% of total deposits at September 30, 2023.

Shareholders’ equity increased from $141.4 million at September 30, 2023 to $265.6 million at December 31, 2023 primarily as a result of the completion of the Merger. The Merger resulted in dilution in the Company’s tangible book value per share which was $4.901 at December 31, 2023 compared to $6.441 at September 30, 2023. The principal cause of the dilution was fair value discount adjustments of approximately $64.5 million to the acquired loan portfolio due to increasing interest rates in the last 12-24 months. The loan fair value adjustments will accrete back through income as the loans mature and are expected to result in earnings per share and capital accretion over future periods.

Asset Quality

In the fourth quarter of 2023, the Company recorded a provision for credit losses, calculated under the CECL model, of $9.8 million, compared to a negative provision for credit losses of $349 thousand in the third quarter of 2023. The provision for the fourth quarter included $9.7 million associated with day one accounting provision required for non-purchase credit deteriorated loans acquired in the Merger.

Asset quality metrics remain strong. As of December 31, 2023, the Company’s non-performing assets were $9.0 million, representing 0.34% of total assets. Loans 30-89 days past due at December 31, 2023 were $4.7 million, representing 0.21% of total loans.

The allowance for credit losses-loans was $23.8 million, or 1.06% of total loans at December 31, 2023, compared to the allowance for credit losses-loans of $10.0 million, or 1.02% of total loans, at September 30, 2023. The allowance for credit losses-loans to nonperforming assets was 263.55% at December 31, 2023, compared to 336.85% at September 30, 2023.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of December 31, 2023. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio was 10.75% and 10.05%, respectively, at December 31, 2023, compared to 12.92% and 12.37%, respectively, at September 30, 2023 and 12.89% and 12.41%, respectively, at December 31, 2022. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.09%1 at December 31, 2023.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, Virginia, and New Jersey through 29 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the integration of the merger with Partners; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

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LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$11,663	$5,447	$4,736	$4,545	$4,209
Interest-bearing deposits with other institutions	66,000	62,532	118,438	47,190	25,802
Cash and cash equivalents	77,663	67,979	123,174	51,735	30,011
Certificates of deposit with other banks	—	249	498	745	5,623
Securities available for sale, at fair value	115,490	78,779	83,620	86,804	78,813
Securities held to maturity, net of allowance for credit losses	36,223	37,266	38,220	38,986	31,822
Loans receivable, gross	2,241,533	978,912	969,533	945,371	927,871
Allowance for credit losses - loans	(23,767)	(9,964)	(10,228)	(10,526)	(4,666)
Loans receivable, net	2,217,766	968,948	959,305	934,845	923,205
Investments in restricted bank stock	5,066	3,107	5,544	4,134	3,377
Premises and equipment, net	22,507	6,414	6,292	6,497	6,743
Right-of-use asset – premises	15,597	9,727	9,896	10,058	10,219
Bank-owned life insurance	48,847	24,732	24,554	24,384	19,244
Goodwill	56,838	35,842	35,842	35,842	35,842
Other intangible assets, net	25,733	873	932	991	1,052
Deferred tax asset	20,682	6,880	6,571	6,749	5,619
Accrued interest receivable and other assets	22,023	14,899	14,024	12,188	12,084
TOTAL ASSETS	$2,664,436	$1,255,695	$1,308,472	$1,213,958	$1,163,654
LIABILITIES
Deposits:
Demand, noninterest bearing	$655,953	$210,404	$240,729	$204,495	$192,773
Interest bearing	1,642,520	831,368	794,113	780,003	753,999
Total deposits	2,298,473	1,041,772	1,034,842	984,498	946,772
Other Borrowings	10,500	15,000	74,899	31,250	20,938
Subordinated Debt	61,444	40,354	40,398	40,441	40,484
Lease Liabilities	16,464	9,728	9,896	10,058	10,219
Accrued interest payable and other liabilities	11,952	7,490	5,985	6,130	6,688
TOTAL LIABILITIES	2,398,833	1,114,344	1,166,020	1,072,377	1,025,101
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	373	162	162	250	149
Surplus	263,306	127,856	127,818	127,659	117,709
Retained earnings	4,650	19,062	19,039	18,911	27,100
Accumulated other comprehensive loss	(3,209)	(5,729)	(4,567)	(5,239)	(6,405)
Total equity attributable to parent	265,120	141,351	142,452	141,581	138,553
Noncontrolling interest in consolidated subsidiary	483	—	—	—	—
TOTAL SHAREHOLDERS’ EQUITY	265,603	141,351	142,452	141,581	138,553
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,664,436	$1,255,695	$1,308,472	$1,213,958	$1,163,654
Common shares outstanding	37,340,700	16,235,871	16,228,440	16,221,692	14,939,640

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$21,461	$13,068	$11,109	$58,791	$36,396
Other	1,642	1,710	1,097	6,407	3,868
Total interest and dividend income	23,103	14,778	12,206	65,198	40,264
INTEREST EXPENSE
Deposits	7,445	5,434	2,465	22,638	5,337
Other Borrowings	727	550	335	1,923	441
Subordinated Debt	615	442	421	1,926	1,501
Total interest expense	8,787	6,426	3,221	26,487	7,279
NET INTEREST INCOME BEFORE PROVISION FOR (CREDIT TO) CREDIT LOSSES	14,316	8,352	8,985	38,711	32,985
Provision for (credit to) for credit losses	9,844	(349)	100	9,295	1,290
NET INTEREST INCOME AFTER PROVISION FOR (CREDIT TO) CREDIT LOSSES	4,472	8,701	8,885	29,416	31,695
NONINTEREST INCOME
Service charges on deposit accounts	385	198	188	978	832
Bank-owned life insurance	250	177	116	738	497
Net realized (losses) gains on the sale of debt securities	—	—	—	(2,370)	13
Gain on sale of loans	166	—	—	465	753
Other	374	505	204	1,276	862
Total noninterest income	1,175	880	508	1,087	2,957
NONINTEREST EXPENSE
Salaries and employee benefits	8,262	4,193	4,612	20,612	16,224
Occupancy	911	701	616	3,015	2,119
Equipment and data processing	1,201	934	751	3,720	2,609
Professional fees	536	363	371	1,698	1,236
FDIC insurance	198	276	157	817	640
Bank Shares Tax	323	278	201	1,158	786
Merger & system conversion related expenses	9,496	777	973	11,176	973
Other	1,358	472	764	3,636	3,245
Total noninterest expense	22,285	7,994	8,445	45,832	27,832
Income before income tax (benefit) expense	(16,638)	1,587	948	(15,329)	6,820
Income tax (benefit) expense	(3,448)	347	252	(3,168)	1,222
NET (LOSS) INCOME	$(13,190)	$1,240	$696	$(12,161)	$5,598

(LOSS) EARNINGS PER SHARE, BASIC	$(0.57)	$0.08	$0.05	$(0.68)	$0.49
(LOSS) EARNINGS PER SHARE, DILUTED	$(0.57)	$0.08	$0.05	$(0.68)	$0.49
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	23,063,202	16,235,144	14,939,640	17,753,914	11,310,386
DILUTED	23,063,202	16,235,144	14,939,640	17,753,914	11,310,386

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
('Dollars In Thousands)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Operating Highlights
Net (Loss) Income	$(13,190)	$1,240	$696	$(12,161)	$5,598
Net Interest Income	14,316	8,352	8,985	38,711	32,985
Provision for (Credit to) Credit Losses	9,844	(349)	100	9,295	1,290
Non-Interest Income	1,175	880	508	1,087	2,957
Non-Interest Expense	22,285	7,994	8,445	45,832	27,832
(Loss) Earnings per Share, Basic	(0.57)	0.08	0.05	(0.68)	0.49
Adjusted Earnings per Share, Basic (2)	0.09	0.11	0.10	0.35	0.56
(Loss) Earnings per Share, Diluted	(0.57)	0.08	0.05	(0.68)	0.49
Adjusted Earnings per Share, Diluted (2)	0.09	0.11	0.10	0.35	0.56

Selected Operating Ratios
Net Interest Margin	3.55%	2.89%	3.36%	3.09%	3.39%
Annualized Return on Assets ("ROA")	-3.01%	0.39%	0.24%	-0.90%	0.53%
Adjusted ROA[2]	0.45%	0.59%	0.50%	0.46%	0.60%
Annualized Return on Equity ("ROE")	-28.66%	3.46%	2.02%	-8.00%	5.22%
Adjusted ROE[2]	4.28%	5.17%	4.24%	4.08%	5.93%
Efficiency Ratio	143.86%	86.59%	88.96%	115.16%	77.44%
Adjusted Efficiency Ratio[3]	82.56%	78.17%	78.71%	82.19%	74.76%
Noninterest Income to Avg. Assets	0.27%	0.28%	0.17%	0.08%	0.28%
Noninterest Expense to Avg. Assets	5.08%	2.54%	2.90%	3.38%	2.63%

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Financial Condition Data
Total Assets	$2,664,436	$1,255,695	$1,308,472	$1,213,958	$1,163,654
Loans Receivable, Net	2,217,766	968,948	959,305	934,845	923,205

Noninterest-bearing Deposits	655,953	210,404	240,729	204,495	192,773
Interest-bearing Deposits	1,642,520	831,368	794,113	780,003	753,999
Total Deposits	2,298,473	1,041,772	1,034,842	984,498	946,772

Selected Balance Sheet Ratios
Total Capital Ratio[1]	10.75%	12.92%	13.55%	13.53%	12.89%
Tier 1 Capital Ratio[1]	10.05%	12.37%	12.94%	12.32%	12.41%
Common Equity Tier 1 Capital Ratio[1]	10.05%	12.37%	12.94%	12.32%	12.41%
Leverage Ratio[1]	14.26%	10.71%	10.41%	10.78%	10.93%
Tangible Common Equity to Tangible Assets[4]	7.09%	8.58%	8.38%	8.90%	9.02%
Tangible Book Value per Share[5]	$4.90	$6.44	$6.51	$6.46	$6.80

Asset Quality Data
Non-performing Assets	$9,018	$2,958	$2,856	$2,398	$2,500
Non-performing Assets to Total Assets	0.34%	0.24%	0.22%	0.20%	0.21%
Non-performing Loans to Total Loans	0.40%	0.30%	0.29%	0.25%	0.27%
Allowance for Credit Losses - Loans ("ACLL")	$23,767	$9,964	$10,228	$10,526	$4,666
ACLL to Total Loans	1.06%	1.02%	1.05%	1.11%	0.50%
ACLL to Nonperforming Assets	263.55%	336.85%	358.12%	438.95%	186.64%
Net chargeoffs (recoveries)	$195	$(12)	$(97)	$(2)	$(60)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended December 31,
	2023			2022
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$63,572	$405	2.53%	$42,925	$227	2.10%
Securities
Taxable (1)	88,632	951	4.26%	80,842	567	2.78%
Tax-Exempt	38,269	362	3.75%	37,169	384	4.10%
Total Securities	126,901	1,313	4.10%	118,011	951	3.20%
Total Cash Equiv. and Investments	190,473	1,718	3.58%	160,936	1,178	2.90%
Total Loans (3)	1,411,129	21,461	6.03%	899,028	11,109	4.90%
Total Earning Assets	1,601,602	23,179	5.74%	1,059,964	12,287	4.60%
Other Assets	138,537			94,628
Total Assets	$1,740,139			$1,154,592
Interest bearing demand	$328,342	$1,746	2.11%	$278,816	$808	1.15%
Money market demand	367,821	2,287	2.47%	245,154	966	1.56%
Time deposits	348,580	3,412	3.88%	211,090	691	1.30%
Total Borrowings	113,492	1,342	4.69%	68,160	756	4.40%
Total Interest-Bearing Liabilities	1,158,235	8,787	3.01%	803,220	3,221	1.59%
Non Int. Bearing Deposits	371,051			199,556
Total Cost of Funds	$1,529,286	$8,787	2.28%	$1,002,776	$3,221	1.27%
Other Liabilities	28,244			14,864
Total Liabilities	$1,557,530			$1,017,640
Shareholders' Equity	$182,609			$136,952
Total Liabilities & Shareholders' Equity	$1,740,139			$1,154,592
Net Interest Income/Spread (FTE)		14,392	2.73%		9,066	3.01%
Tax-Equivalent Basis Adjustment		(76)			(81)
Net Interest Income		$14,316			$8,985
Net Interest Margin			3.55%			3.36%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	December 31, 2023			September 30, 2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$63,572	$405	2.53%	$55,514	$577	4.12%
Securities
Taxable (1)	88,632	951	4.26%	82,499	833	4.01%
Tax-Exempt	38,269	362	3.75%	38,589	378	3.89%
Total Securities	126,901	1,313	4.10%	121,088	1,211	3.97%
Total Cash Equiv. and Investments	190,473	1,718	3.58%	176,602	1,788	4.02%
Total Loans (3)	1,411,129	21,461	6.03%	971,877	13,068	5.33%
Total Earning Assets	1,601,546	23,179	5.74%	1,148,479	14,856	5.13%
Other Assets	138,537			97,995
Total Assets	$1,740,139			$1,246,474
Interest bearing demand	$328,342	$1,746	2.11%	$254,725	$1,490	2.32%
Money market demand	367,821	2,287	2.47%	254,849	1,827	2.84%
Time deposits	348,580	3,412	3.88%	265,573	2,117	3.16%
Total Borrowings	113,492	1,342	4.69%	102,669	992	3.83%
Total Interest-Bearing Liabilities	1,158,235	8,787	3.01%	877,816	6,426	2.90%
Non Int Bearing Deposits	371,051			209,054
Total Cost of Funds	$1,529,286	$8,787	2.28%	$1,086,870	$6,426	2.35%
Other Liabilities	28,244			17,230
Total Liabilities	$1,557,530			$1,104,100
Shareholders' Equity	$182,609			$142,374
Total Liabilities & Shareholders' Equity	$1,740,139			$1,246,474
Net Interest Income/Spread (FTE)		14,392	2.73%		8,430	2.23%
Tax-Equivalent Basis Adjustment		(76)			(78)
Net Interest Income		$14,316			$8,352
Net Interest Margin			3.55%			2.89%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Year Ended December 31,
	2023			2022
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$55,501	$1,966	3.54%	$56,783	$533	0.94%
Securities
Taxable (1)	84,860	3,260	3.84%	78,629	2,175	2.77%
Tax-Exempt	38,591	1,495	3.87%	40,388	1,468	3.63%
Total Securities	123,451	4,755	3.85%	119,017	3,643	3.06%
Total Cash Equiv. and Investments	178,952	6,721	3.76%	175,800	4,176	2.38%
Total Loans (3)	1,071,864	58,791	5.48%	795,908	36,396	4.57%
Total Earning Assets	1,250,816	65,512	5.24%	971,708	40,572	4.18%
Other Assets	106,267			88,485
Total Assets	$1,357,083			$1,060,193
Interest bearing demand	$269,615	$5,684	2.11%	$271,681	$1,713	0.63%
Money market demand	278,418	7,053	2.53%	229,979	1,911	0.83%
Time deposits	301,101	9,901	3.29%	205,636	1,713	0.83%
Total Borrowings	90,468	3,849	4.25%	55,980	1,942	3.47%
Total Interest-Bearing Liabilities	939,602	26,487	2.82%	763,276	7,279	0.95%
Non Int Bearing Deposits	245,703			173,938
Total Cost of Funds	$1,185,305	$26,487	2.23%	$937,214	$7,279	0.78%
Other Liabilities	19,850			15,806
Total Liabilities	$1,205,155			$953,020
Shareholders' Equity	$151,927			$107,173
Total Liabilities & Shareholders' Equity	$1,357,083			$1,060,193
Net Interest Income/Spread (FTE)		39,025	2.42%		33,293	3.22%
Tax-Equivalent Basis Adjustment		(314)			(308)
Net Interest Income		$38,711			$32,985
Net Interest Margin			3.09%			3.39%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Agriculture and farmland loans	$66,573	$50,584	$50,552	$53,301	$55,746
Construction loans	178,500	65,836	75,628	67,934	57,713
Commercial & industrial loans	238,258	115,572	104,869	99,356	104,755
Commercial real estate loans
Multifamily	180,535	111,853	113,254	111,461	105,390
Owner occupied	501,788	161,751	154,520	151,407	139,554
Non-owner occupied	568,714	256,522	254,691	249,638	245,274
Residential real estate loans
First liens	414,263	172,481	170,271	166,478	168,084
Second liens and lines of credit	70,724	27,870	30,148	30,720	35,576
Consumer and other loans	16,760	11,869	11,308	10,472	10,057
Municipal loans	5,244	4,137	3,929	4,292	5,466
	2,241,359	978,475	969,170	945,059	927,615
Deferred costs (fees)	174	437	363	312	256
Total loans receivable	$2,241,533	$978,912	$969,533	$945,371	$927,871

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	December 31, 2023
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
U.S. government agency securities	$12,711	$274	$12,985
U.S. government treasury securities	4,925	17	4,942
Obligations of state and political subdivisions	49,640	(2,595)	47,045
Mortgage-backed securities in government-sponsored entities	50,795	(2,614)	48,181
Other securities	2,301	36	2,337
	$120,372	$(4,882)	$115,490

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,592)	$13,408	$(512)
Structured mortgage-backed securities	21,735	(907)	20,828	-
	$36,735	$(2,499)	$34,236	$(512)

	December 31, 2022
(In Thousands)	Amortized Cost	Net Unrealized Losses	Fair Value
Available for Sale:
Small Business Administration loan pools	$858	$(15)	$843
Obligations of state and political subdivisions	44,189	(4,020)	40,169
Mortgage-backed securities in government-sponsored entities	41,873	(4,072)	37,801
	$86,920	$(8,107)	$78,813

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Demand, noninterest-bearing	$655,953	$210,404	$240,729	$204,495	$192,773
Demand, interest-bearing	438,765	273,673	237,114	250,944	254,478
Money market and savings	577,448	258,334	254,632	241,858	228,048
Time deposits, $250 and over	135,050	51,563	57,194	51,855	46,116
Time deposits, other	491,257	247,798	245,173	235,346	225,357
	$2,298,473	$1,041,772	$1,034,842	$984,498	$946,772

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Demand, noninterest-bearing	$371,051	$209,054	$209,072	$192,135	$199,556
Demand, interest-bearing	328,342	254,725	243,539	251,103	278,816
Money market and savings	367,821	254,849	244,355	245,563	245,154
Time deposits	348,580	265,573	299,398	290,605	211,090
	$1,415,794	$984,201	$996,364	$979,406	$934,616

Merger with Partners Bancorp

The following table provides a summary of the assets acquired, liabilities assumed, and associated preliminary fair value adjustments by the Company as of the merger date. As provided for under Generally Accepted Accounting Principles, management has up to 12 months following the date of the merger to finalize the fair value adjustments.

(Unaudited) (Dollars in thousands, except per share information)	Partners Bancorp	Fair Value Adjustment	As Recorded by LINKBANCORP, Inc.
Assets acquired
Cash and cash equivalents	$34,586	$-	$34,586
Federal funds sold	7,159	-	7,159
Securities available for sale, at fair value	124,361	(921)	123,440
Loans held for sale	201	-	201
Loans	1,308,978	(64,460)	1,244,518
Allowance for credit losses - loans	(16,124)	11,821	(4,303)
Loans receivable, net	1,292,854	(52,639)	1,240,215
Restricted stock	10,536	-	10,536
Premises and equipment	12,458	4,191	16,649
Accrued interest receivable	4,787	-	4,787
Core deposit intangibles	-	25,344	25,344
Deferred tax asset	8,766	5,063	13,829
Right-of-use-asset -- premises	6,042	-	6,042
Other assets	22,986	(2,122)	20,864
Total assets acquired	$1,524,736	$(21,084)	$1,503,652
Liabilities assumed
Deposits	$1,303,462	$(3,595)	$1,299,867
Borrowings	55,292	-	55,292
Subordinated debt	22,257	(1,179)	21,078
Accrued interest payable	2,056	-	2,056
Operating lease liabilities	6,908	-	6,908
Other liabilities	1,643	2,025	3,668
Total liabilities assumed	$1,391,618	$(2,749)	$1,388,869

Net assets acquired			$114,783

Consideration paid

Common stock consideration:
Common shares of Partners Bancorp			17,985,577
Exchange ratio			1.15
LINKBANCORP, Inc. common stock issued			20,683,185
LINKBANCORP, Inc. stock price on acquisition date			$6.47
Purchase price assigned to Partners Bancorp common shares			133,820

Restricted stock consideration
Partners Bancorp restricted stock shares			297,726
LINKBANCORP, Inc. stock price on acquisition date			$6.47
Total purchase price assigned to Partners Bancorp restricted shares			1,926

Cash paid in exchange for Partners Bancorp stock options			33
Total consideration			$135,779

Goodwill			$20,996

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Net (loss) income	$(13,190)	$1,240	$696	$(12,161)	$5,598
Average assets	1,740,139	1,246,474	1,154,592	1,357,083	1,060,193
Return on average assets (annualized)	-3.01%	0.39%	0.24%	-0.90%	0.53%
Net (loss) income	(13,190)	1,240	696	(12,161)	5,598
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	9,496	777	973	11,176	973
Tax effect at 21%	(1,994)	(163)	(204)	(2,347)	(204)
Non-purchase credit deteriorated provision for credit losses	9,694	-	-	9,694	-
Tax effect at 21%	(2,036)	-	-	(2,036)	-
Adjusted Net Income (Non-GAAP)	1,970	1,854	1,465	6,198	6,357
Average assets	1,740,139	1,246,474	1,154,592	1,357,083	1,060,193
Adjusted return on average assets (annualized) (Non-GAAP)	0.45%	0.59%	0.50%	0.46%	0.60%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Net (loss) income	$(13,190)	$1,240	$696	$(12,161)	$5,598
Average shareholders' equity	182,609	142,374	136,952	151,927	107,173
Return on average shareholders' equity (annualized)	-28.66%	3.46%	2.02%	-8.00%	5.22%
Net (loss) income	(13,190)	1,240	696	(12,161)	5,598
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	9,496	777	973	11,176	973
Tax effect at 21%	(1,994)	(163)	(204)	(2,347)	(204)
Non-purchase credit deteriorated provision for credit losses	9,694	-	-	9,694	-
Tax effect at 21%	(2,036)	-	-	(2,036)	-
Adjusted Net Income (Non-GAAP)	1,970	1,854	1,465	6,198	6,357
Average shareholders' equity	182,609	142,374	136,952	151,927	107,173
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	4.28%	5.17%	4.24%	4.08%	5.93%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
GAAP-based efficiency ratio	143.86%	86.59%	88.96%	115.16%	77.44%
Net interest income	$14,316	$8,352	$8,985	$38,711	$32,985
Noninterest income	1,175	880	508	1,087	2,957
Less: net gains (losses) on sales of securities	-	-	-	(2,370)	13
Adjusted revenue (Non-GAAP)	15,491	9,232	9,493	42,168	35,929
Total noninterest expense	22,285	7,994	8,445	45,832	27,832
Less: Merger & system conversion related expenses	9,496	777	973	11,176	973
Adjusted non-interest expense	12,789	7,217	7,472	34,656	26,859
Efficiency ratio, as adjusted (Non-GAAP)	82.56%	78.17%	78.71%	82.19%	74.76%

Tangible Common Equity and Tangible Book Value
(Dollars in thousands, except for share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Tangible Common Equity
Total shareholders’ equity	$265,603	$141,351	$142,452	$141,581	$138,553
Adjustments:
Goodwill	(56,838)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(25,733)	(873)	(932)	(991)	(1,052)
Tangible common equity (Non-GAAP)	$183,032	$104,636	$105,678	$104,748	$101,659
Common shares outstanding	37,340,700	16,235,871	16,228,440	16,221,692	14,939,640
Book value per common share	$7.11	$8.71	$8.78	$8.73	$9.27
Tangible book value per common share (Non-GAAP)	$4.90	$6.44	$6.51	$6.46	$6.80
Tangible Assets
Total assets	$2,664,436	$1,255,695	$1,308,472	$1,213,958	$1,163,654
Adjustments:
Goodwill	(56,838)	(35,842)	(35,842)	(35,842)	(35,842)
Other intangible assets	(25,733)	(873)	(932)	(991)	(1,052)
Tangible assets (Non-GAAP)	$2,581,865	$1,218,980	$1,271,698	$1,177,125	$1,126,760
Tangible common equity to tangible assets (Non-GAAP)	7.09%	8.58%	8.31%	8.90%	9.02%

Adjusted Earnings Per Share
	For the Three Months Ended			For the Year Ended
(Dollars in thousands, except per share data)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
GAAP-Based (Loss) Earnings Per Share, Basic	$(0.57)	$0.08	$0.05	$(0.68)	$0.49
GAAP-Based (Loss) Earnings Per Share, Diluted	$(0.57)	$0.08	$0.05	$(0.68)	$0.49
Net (Loss) Income	$(13,190)	$1,240	$696	$(12,161)	$5,598
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	9,496	777	973	11,176	973
Tax effect at 21%	(1,994)	(163)	(204)	(2,347)	(204)
Non-purchase credit deteriorated provision for credit losses	9,694	-	-	9,694	-
Tax effect at 21%	(2,036)	-	-	(2,036)	-
Adjusted Net Income (Non-GAAP)	1,970	1,854	1,465	6,198	6,357
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.09	$0.11	$0.10	$0.35	$0.56
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.09	$0.11	$0.10	$0.35	$0.56

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Year Ended
(Dollars in thousands, except per share data)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Net (Loss) Income - GAAP	$(13,190)	$1,240	$696	$(12,161)	$5,598
Net losses (gains) on sale of securities	-	-	-	2,370	(13)
Tax effect at 21%	-	-	-	(498)	3
Merger & system conversion related expenses	9,496	777	973	11,176	973
Tax effect at 21%	(1,994)	(163)	(204)	(2,347)	(204)
Adjusted Net Income (Non-GAAP)	(5,688)	1,854	1,465	(1,460)	6,357
Income tax (benefit) expense	(3,448)	347	252	(3,168)	1,222
Provision for (credit to) credit losses	9,844	(349)	100	9,295	1,290
Tax effect included in Adjusted Net Income	1,994	163	204	2,845	201
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$2,702	$2,015	$2,021	$7,512	$9,070